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                                                                    EXHIBIT 99.4


                           [FORM OF LETTER TO CLIENTS]

                           COCA-COLA HBC FINANCE B.V.

     OFFER TO EXCHANGE ITS 5.125% NOTES DUE 2013 FULLY, UNCONDITIONALLY AND IRREVOCABLY GUARANTEED BY COCA-COLA HELLENIC BOTTLING COMPANY S.A., WHICH HAVE
    BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, FOR ANY AND ALL OF ITS OUTSTANDING 5.125% NOTES DUE 2013 FULLY, UNCONDITIONALLY AND IRREVOCABLY
                                 GUARANTEED BY
                    COCA-COLA HELLENIC BOTTLING COMPANY S.A.

     OFFER TO EXCHANGE ITS 5.500% NOTES DUE 2015 FULLY, UNCONDITIONALLY AND IRREVOCABLY GUARANTEED BY COCA-COLA HELLENIC BOTTLING COMPANY S.A., WHICH HAVE
    BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, FOR ANY AND ALL OF ITS OUTSTANDING 5.500% NOTES DUE 2015 FULLY, UNCONDITIONALLY AND IRREVOCABLY
                                 GUARANTEED BY
                    COCA-COLA HELLENIC BOTTLING COMPANY S.A.

              THE EXCHANGE OFFERS AND WITHDRAWAL RIGHTS WILL EXPIRE
          AT 5:00 P.M., NEW YORK CITY TIME, ON         , 2004, UNLESS
                       EXTENDED AS TO ONE OR MORE SERIES.

                                                                          , 2003

To Our Clients:

        Enclosed for your consideration is a prospectus dated         , 2004,
(the "prospectus") and the related letter of transmittal (which together constitute as to each series an "exchange offer") relating to the offer by Coca-Cola HBC Finance B.V. to exchange up to $500,000,000 aggregate principal amount of its new 5.125% Notes due 2013 and $400,000,000 aggregate principal amount of its new 5.500% Notes due 2015, each of which will be fully, unconditionally and irrevocably guaranteed by Coca-Cola Hellenic Bottling Company S.A. (the "Guarantor") and each of which have been registered under the Securities Act of 1933 (the "New Notes"), for any and all of its outstanding 5.125% Notes due 2013 and 5.500% Notes due 2015 each of which is fully, unconditionally and irrevocably guaranteed by the Guarantor, (the "Old Notes"). The exchange offers are being made in order to satisfy certain of our obligations contained in the Registration Rights Agreement dated as of September 17, 2003 among us, the Guarantor and the Initial Purchasers named therein. As set forth in the prospectus, the terms of the New Notes are identical in all material respects to the Old Notes, except that the New Notes have been registered under the Securities Act and therefore will not be subject to certain restrictions on their transfer and will not contain certain provisions providing for an increase in the interest rate thereon under the circumstances set forth in the Registration Rights Agreement described in the prospectus. Old Notes may be tendered in a principal amount of $1,000 and integral multiples of $1,000.

         We are forwarding the enclosed material to you as the beneficial owners of Old Notes held by us for your account or benefit but not registered in your name. Only we may tender Old Notes in the exchange offer as the registered holder, if you so instruct us. Therefore, Coca-Cola HBC Finance B.V. urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such holder promptly if they wish to exchange Old Notes in the exchange offers.



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         Accordingly, we request instructions as to whether you wish us to exchange any or all Old Notes held by us for your account or benefit pursuant to the terms and conditions set forth in the prospectus and letter of transmittal. We urge you to read carefully the prospectus and letter of transmittal before instructing us to exchange your Old Notes.

         You should forward instructions to us as promptly as possible in order to permit us to exchange Old Notes on your behalf before the exchange offers
expire at 5:00 P.M., New York City time, on         , 2004, unless extended as
to one or more series. A tender of Old Notes of a series may be withdrawn at any time prior to the applicable expiration time, which is 5:00 P.M., New York City
time, on         , 2004 or the latest time to which the exchange offer relating to such series is extended.

         We call your attention to the following:

         1. The exchange offers are for the exchange of $1,000 principal amount of New Notes for each $1,000 principal amount of Old Notes. $500,000,000 aggregate principal amount of the Old Notes due 2013 and $400,000,000 aggregate principal amount of the Old
              Notes due 2015 was outstanding as of         , 2004.

         2. THE EXCHANGE OFFERS ARE SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFERS -- CONDITIONS TO THE EXCHANGE OFFERS" IN THE PROSPECTUS.

         3. Coca-Cola HBC Finance B.V. has agreed to pay certain of the expenses of the exchange offers. It will pay any transfer taxes incident to the transfer of Old Notes from the tendering holder to Coca-Cola HBC Finance B.V., except as provided in the prospectus and the letter of transmittal. See "The Exchange Offers - Fees and Expenses" in the prospectus and instruction 10 of the letter of transmittal.

         Coca-Cola HBC Finance B.V. is not making the exchange offers to, nor will it accept tenders from or on behalf of, holders of Old Notes residing in any jurisdiction in which the making of the exchange offers or the acceptance of tenders would not be in compliance with the laws of such jurisdiction.

         If you wish to tender any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO EXCHANGE OLD NOTES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.

                                  INSTRUCTIONS

         The underlying acknowledge(s) receipt of your letter and the material enclosed with and referred to in your letter relating to the exchange offers of Coca-Cola HBC Finance B.V.

         This will instruct you to tender for exchange the aggregate principal amount of the series of Old Notes indicated below (or, if no aggregate principal amount is indicated below, all Old


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Notes) held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the prospectus and the letter of transmittal.

           Aggregate principal amount of Old Notes to be tendered for exchange:*

           $ _____________________________ 5.125% Notes due 2013

           $ _____________________________ 5.500% Notes due 2015

* I (we) understand that if I (we) sign this instruction form without indicating an aggregate principal amount of Old Notes in the space above, all Old Notes of each series held by you for my (our) account will be tendered for exchange.



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Signature(s)

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Name(s) (Please print)

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Taxpayer Identification or Social
Security Number(s)

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Capacity (full title), if signing in a
fiduciary or representative capacity

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Telephone (Include area code)

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Address (Include zip code)

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Date


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